SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 1997



                         STYLING TECHNOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                        0-21703                75-2665378
------------------------------     --------------------    ---------------------
     (State or other               (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)


                1146 SOUTH CEDAR RIDGE, DUNCANVILLE, TEXAS 75137
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (972) 296-2887

                         STYLING TECHNOLOGY CORPORATION
                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                CURRENT REPORT ON
                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF ABBA PRODUCTS

         On June 25, 1997, Styling Technology Corporation (the "Company") acquired all of the issued and outstanding common stock of U.K. ABBA Products, Inc., a California corporation ("ABBA").

ITEM 7. FINANCIAL STATEMENTS, UNAUDITED PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF U.K. ABBA PRODUCTS, INC.

          Independent Auditors' Report

          Balance Sheets as of December 31, 1995 and 1996, and Three Months Ended March 31, 1997 (Unaudited)

          Statements of Operations for the Years Ended December 31, 1995 and 1996, and the Three Months Ended March 31, 1996 (Unaudited) and 1997 (Unaudited)

          Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1995, and 1996, and the Three Months Ended March 31, 1997 (Unaudited)

          Statements of Cash Flows for the Years Ended December 31, 1995 and 1996, and the Three Months Ended March 31, 1996 (Unaudited) and 1997 (Unaudited)

          Notes to Financial Statements

     (b)  UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

          Introduction  to  the  Unaudited  Condensed   Consolidated  Pro  Forma
          Financial Statements

          Unaudited Condensed Consolidated Pro Forma Balance Sheet as of March 31, 1997

          Unaudited Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 1997, and the Year Ended December 31, 1996
                                        2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders of
Styling Technology Corporation:


We have audited the accompanying balance sheets of U.K. ABBA PRODUCTS, INC. (a California corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.K. ABBA Products, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                   ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 June 20, 1997.

                            U.K. ABBA PRODUCTS, INC.

                                 BALANCE SHEETS

                                                   December 31,
                                                --------------------   March 31,
                                                  1995        1996       1997
                                                  ----        ----       ----
                                                                     (Unaudited)
                                     ASSETS
CURRENT ASSETS:
 Cash                                         $  308,020  $  337,274  $  475,037
 Accounts receivable                             775,858     872,602   1,063,784
 Inventory                                     1,079,833   1,377,373   1,683,241
 Other current assets                            302,078      68,938      72,244
                                              ----------  ----------  ----------
   Total current assets                        2,465,789   2,656,187   3,294,306

PROPERTY AND EQUIPMENT, net                      238,230     219,169     216,625

OTHER ASSETS                                      10,318       8,818      24,333
                                              ----------  ----------  ----------
                                              $2,714,337  $2,884,174  $3,535,264
                                              ==========  ==========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                             $  388,676  $  323,840  $  857,061
 Accrued expenses                                146,819     313,004     284,556
 Current portion of note payable and
  capital lease obligation                        51,954      86,867      70,247
 Income taxes payable                            328,654     121,144     209,885
 Line of credit                                  200,000     100,000          --
                                              ----------  ----------  ----------
   Total current liabilities                   1,116,103     944,855   1,421,749
                                              ----------  ----------  ----------
DEFERRED INCOME TAXES                              6,788      16,774      25,774
                                              ----------  ----------  ----------
NOTE PAYABLE AND CAPITAL LEASE OBLIGATION,
 net of current portion                           86,872          --          --
                                              ----------  ----------  ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 200,000 shares
   authorized, 118,518 issued and outstanding    360,000     360,000     360,000
 Retained earnings                             1,144,574   1,562,545   1,727,741
                                              ----------  ----------  ----------
   Total stockholders' equity                  1,504,574   1,922,545   2,087,741
                                              ----------  ----------  ----------
   Total liabilities and stockholders' equity $2,714,337  $2,884,174  $3,535,264
                                              ==========  ==========  ==========

      The accompanying notes are an integral part of these balance sheets.

                            U.K. ABBA PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                                    For the Years             For the Three
                                       Ended                  Months Ended
                                    December 31,                March 31,
                              ------------------------   -----------------------
                                 1995          1996         1996         1997
                                 ----          ----         ----         ----
                                                               (Unaudited)

NET SALES                     $9,056,549   $10,603,312   $2,477,101   $3,150,100

COST OF SALES                  4,193,992     5,013,178    1,180,306    1,518,524
                              ----------   -----------   ----------   ----------

      Gross profit             4,862,557     5,590,134    1,296,795    1,631,576

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES     4,182,192     4,880,380      979,204    1,351,127
                              ----------   -----------   ----------   ----------
       Income from
         operations              680,365       709,754      317,591      280,449

INTEREST EXPENSE AND
   OTHER, net                     12,453         1,328        3,831          454
                              ----------   -----------   ----------   ----------
INCOME BEFORE PROVISION
   FOR INCOME TAXES              667,912       708,426      313,760      279,995

PROVISION FOR INCOME TAXES       267,165       290,455      128,642      114,799
                              ----------   -----------   ----------   ----------
NET INCOME                    $  400,747   $   417,971   $  185,118   $  165,196
                              ==========   ===========   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                  Total
                                Common Stock        Retained   Stockholders'
                              Shares    Amount      Earnings      Equity
                              ------    ------      --------      ------

BALANCE, December 31, 1994   118,518   $360,000   $  743,827   $1,103,827
   Net income                     --         --      400,747      400,747
                             -------   --------   ----------   ----------

BALANCE, December 31, 1995   118,518    360,000    1,144,574    1,504,574
   Net income                     --         --      417,971      417,971
                             -------   --------   ----------   ----------

BALANCE, December 31, 1996   118,518    360,000    1,562,545    1,922,545
   Net income (unaudited)         --         --      165,196      165,196
                             -------   --------   ----------   ----------
BALANCE, March 31, 1997
   (unaudited)               118,518   $360,000   $1,727,741   $2,087,741
                             =======   ========   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS

                                                    For the Years         For the Three
                                                        Ended             Months Ended
                                                     December 31,           March 31,
                                                --------------------  --------------------
                                                   1995       1996      1996        1997
                                                   ----       ----      ----        ----
                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                     $ 400,747  $ 417,971  $ 185,118  $ 165,196
 Adjustments to reconcile net income to net
  cash provided by operating activities-
   Depreciation                                    40,194     58,590     20,837     14,155
   Increase in accounts receivable                (36,463)   (96,744)   (85,595)  (191,182)
   Increase in inventory                         (239,437)  (297,540)  (165,829)  (305,868)
   (Increase) decrease in other assets           (281,508)   234,640    249,492    (18,821)
   (Decrease) increase in accounts payable        (53,711)   (64,836)      (887)   533,221
   Increase (decrease) in accrued expenses        143,958    166,185     (5,435)   (28,448)
   Increase (decrease) in income taxes payable     65,070   (207,510)    71,142     88,741
   Increase in deferred income taxes                6,788      9,986         --      9,000
                                                ---------  ---------  ---------  ---------
     Net cash provided by operating activities     45,638    220,742    268,843    265,994
                                                ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment             (80,367)   (39,529)   (24,655)   (11,611)
                                                ---------  ---------  ---------  ---------
    Net cash used in investing activities         (80,367)   (39,529)   (24,655)   (11,611)
                                                ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) under line of credit  200,000   (100,000)  (200,000)  (100,000)
  Payments of note payable and capital lease
    obligation                                    (58,458)   (51,959)   (16,370)   (16,620)
                                                ---------  ---------  ---------  ---------
    Net cash provided by (used in)
      financing activities                        141,542   (151,959)  (216,370)  (116,620)
                                                ---------  ---------  ---------  ---------
NET INCREASE IN CASH                              106,813     29,254     27,818    137,763

CASH, beginning of period                         201,207    308,020    308,020    337,274
                                                ---------  ---------  ---------  ---------
CASH, end of period                             $ 308,020  $ 337,274  $ 335,838  $ 475,037
                                                =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Interest paid                                 $  23,926  $  13,890  $   5,946  $   2,914
                                                =========  =========  =========  =========
  Income taxes paid                             $ 335,377  $ 497,965  $ 137,642  $      --
                                                =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     During 1995, the Company assumed a capital lease for property and equipment for $59,284.

   The accompanying notes are an integral part of these financial statements.

                            U.K. ABBA PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996


(1)  ORGANIZATION AND BASIS OF PRESENTATION

     Organization and Nature of Operations

U.K. ABBA Products, Inc. (the Company), was incorporated in 1988 to manufacture pure and natural hair care products, using proprietary formulas it owns, and distribute them exclusively through distributor relationships to professional hair salons and supply stores. The Company is a provider of hair care products, specializing in the cleansing, restoring, styling and finishing aspects of the hair care process. The Company maintains its pure and natural approach by using botanical formulas, which does not include the use of any animal ingredients. The Company has approximately 18 different products, and distributes nationally and internationally throughout the United States, Puerto Rico and Canada.

     Acquisition Agreement

In accordance with the terms of an acquisition agreement (the Agreement) between Styling Technology Corporation, (STC) and the Company dated June 25, 1997, STC agreed to acquire all of the common stock of the Company.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventory

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items and for items where the net realizable value is less than cost.

Inventory consists of the following:

                                                December 31,           March 31,
                                          ------------------------   -----------
                                             1995          1996         1997
                                                                     (Unaudited)

Raw materials and work-in-process         $  176,398    $  200,915   $  180,276
Finished goods                               903,435     1,176,458    1,502,965
                                          ----------    ----------   ----------
                                          $1,079,833    $1,377,373   $1,683,241
                                          ==========    ==========   ==========

     Property and Equipment

Property and equipment are recorded at cost and depreciation on property and equipment is provided on the straight-line method over the following estimated useful lives:
                                           Years
                                           -----
            Furniture and fixtures            7
            Office equipment                3-7

Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which are not significant and do not improve assets or extend their useful lives, are charged to expense as incurred.

     Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its cash in high quality credit institutions. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     Fair Value of Financial Instruments

The carrying values of cash, receivables, accounts payable, and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts on the note payable and line of credit are estimated to approximate fair value as the actual interest rates are consistent with rates estimated to be currently available for debt with similar terms and remaining maturities.

     Revenue Recognition

The Company recognizes revenue from sales upon shipment of the product.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial Information

In management's opinion, the financial statements for the three-month periods ended March 31, 1996 and 1997, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly on a basis consistent with that of the audited data presented herein the Company's financial position and results of operations as of and for the periods then ended in accordance with generally accepted accounting principles. Operating results for the three-month period ended March 31, 1997, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997.

(3)  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                December 31,
                                          ----------------------       March 31,
                                             1995          1996          1997
                                             ----          ----          ----
                                                                     (Unaudited)

Furniture and fixtures                    $ 157,170     $ 182,803     $ 187,132
Office equipment                            178,580       192,476       199,758
                                          ---------     ---------     ---------
                                            335,750       375,279       386,890
Less-Accumulated depreciation               (97,520)     (156,110)     (170,265)
                                          ---------     ---------     ---------
                                          $ 238,230     $ 219,169     $ 216,625
                                          =========     =========     =========

(4)  NOTE PAYABLE AND CAPITAL LEASE OBLIGATION

The note payable and capital lease obligation consist of the following:

                                                  December 31,
                                              -------------------    March 31,
                                               1995        1996        1997
                                               ----        ----        ----
                                                                    (Unaudited)
Note payable,  interest at prime plus 1.5%
(10.0% and 9.75% at December 31, 1995 and
1996, respectively, and 9.75% (unaudited)
at March 31, 1997), monthly principal and
interest  payments  until December 1997,
secured by substantially all assets of the
Company                                      $ 86,808    $ 45,138    $ 31,250

Capital lease obligation, payable in
monthly installments of $1,242 until
April 2000                                     52,018      41,729      38,997
                                             --------    --------    --------
                                              138,826      86,867      70,247
Less- Current portion                         (51,954)    (86,867)    (70,247)
                                             --------    --------    --------

                                             $ 86,872    $     --    $     --
                                             ========    ========    ========

The Company has classified the note payable and capital lease obligation as current in the accompanying balance sheets at December 31, 1996 and March 31, 1997 as it is the intent of STC to pay off these instruments upon the consummation of the Acquisition.

(5)  LINE OF CREDIT

As of December 31, 1996, the Company has a $700,000 revolving line of credit (the Old Line of Credit), which bears interest at prime plus 1.0% and matures April 1997. In April 1997, the Company negotiated a new line of credit of up to $1,000,000 (unaudited). As of December 31, 1995 and 1996, the Company had $200,000, and $100,000, respectively, outstanding the Old Line of Credit. As of March 31, 1997, the Company had not drawn on the Old Line of Credit. The Old Line of Credit is secured by substantially all the assets of the Company.

(6)  INCOME TAXES

The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. These differences result principally from the recognition of reserve expenses for financial reporting purposes which do not generate current tax deductions, and the use of different depreciation and inventory capitalization methods for income tax and financial reporting.

The components of the income tax provision (benefit) consist of the following:

                                     December 31,                March 31,
                               ----------------------    -----------------------
                                  1995         1996         1996        1997
                                                                     (Unaudited)
Current:
  Federal                      $ 259,138    $ 255,450    $ 113,138    $ 106,686
  State                           45,731       45,079       19,966       11,613
                               ---------    ---------    ---------    ---------
                                 304,869      300,529      133,104      118,299
Deferred                         (37,704)     (10,074)      (4,462)      (3,500)
                               ---------    ---------    ---------    ---------
  Provision for income taxes   $ 267,165    $ 290,455    $ 128,642    $ 114,799
                               =========    =========    =========    =========

The components of deferred taxes are as follows:
                                                    December 31,
                                                  ----------------   March 31,
                                                   1995      1996      1997
                                                   ----      ----      ----
                                                                    (Unaudited)
Deferred tax assets:
  Uniform inventory cost capitalization           $32,000   $54,000   $59,500
  Other                                            15,878    13,938    13,938
                                                  -------   -------   -------
    Total gross deferred tax assets                47,878    67,938    73,438
                                                  -------   -------   -------
Deferred tax liabilities:
  Depreciation                                      6,788    16,774    25,774
                                                  -------   -------   -------
    Total gross deferred tax liabilities            6,788    16,774    25,774
                                                  -------   -------   -------
Net deferred tax asset                            $41,090   $51,164   $47,664
                                                  =======   =======   =======

The total gross deferred tax assets are included in other current assets in the accompanying balance sheets.

The following is a reconciliation of income taxes provided at the federal statutory rate with income taxes recorded by the Company:

                                              December 31,       March 31,
                                              ------------     ------------
                                              1995    1996     1996    1997
                                              ----    ----     ----    ----
                                                               (Unaudited)
Tax provision at statutory rate                34%     34%      34%     34%

Expense of permanent
 differences resulting from
 the corporate owned life
 insurance and travel and
 entertainment expenses,
 and the effect of
  state taxes                                   6%      7%       7%      7%
                                               --      --       --      --
         Income tax provision                  40%     41%      41%     41%
                                               ==      ==       ==      ==
(7)  RELATED PARTY TRANSACTIONS

The Company  utilizes  third party  warehouses  for its storage,  production and distribution of its inventory. The Company's minority shareholder is a shareholder of one of these third party warehouses. In the ordinary course of business, the Company contracts for the manufacturing of various products with this warehouse. Management believes these transactions were under terms no less favorable to the Company than those arranged with other parties. During the years ended December 31, 1995 and 1996 , and the three months ended March 31, 1996 and 1997, the Company paid approximately $2,799,532, $2,741,167, $511,020,
(unaudited) and $674,977 (unaudited) respectively, for storage, production and distribution services to this third party. The following inventory amounts with this third party as of December 31, 1995 and 1996, and March 31, 1997, were $171,539, $189,592, $168,106 (unaudited), respectively.

(8)  COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is named as a defendant in various litigation matters. In management's opinion, the ultimate resolution of these matters will not have a material impact on the Company's financial statements.

Lease  commitments  relate  primarily to the rental of office  equipment and the
office  building  lease.   Minimum  payments  under  these  noncancelable  lease
obligations are as follows for the year ended December 31:

             1997                    $126,120
             1998                      33,000
             1999                      25,800
             2000                      21,600
                                     --------
                                     $206,520
                                     ========

              STYLING TECHNOLOGY CORPORATION AND ACQUIRED BUSINESS
INTRODUCTION TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements include the unaudited condensed consolidated pro forma balance sheet of the Styling Technology Corporation (the Company or STC), as of March 31, 1997, and the unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 1997 and the year ended December 31, 1996.

Simultaneously with the consummation of the acquisition of U.K. ABBA Products, Inc. (ABBA) and the related subsequent financing transaction, the Company acquired all the issued and outstanding common stock of ABBA in exchange for cash and the assumption of certain indebtedness (the Transactions).

The unaudited condensed consolidated pro forma balance sheet as of March 31, 1997 gives effect to the Transactions as if they had occurred on March 31, 1997. The unaudited condensed consolidated pro forma statement of operations for the three months ended March 31, 1997 assumes the Transactions occurred on January 1, 1997 and the unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1996 assumes the Transactions occurred on January 1, 1996.

The unaudited condensed consolidated pro forma balance sheet as of March 31, 1997 and the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 1997 have been derived from: (i) the unaudited historical financial statements for the Company and ABBA as of and for the three months ended March 31, 1997. The unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1996 has been derived from: (i) the audited historical financial statements from January 1, 1996 to November 25, 1996 for Body Drench and Kotchammer Investments, Inc (KII); the audited historical financial statements from March 1, 1996 to November 25, 1996 for Gena Laboratories, Inc. (Gena); the audited historical financial statements from October 1, 1996 to November 25, 1996 for JDS Manufacturing Co., Inc. (JDS), (ii) the unaudited historical financial statements for the period from January 1, 1996 to February 28, 1996 for Gena, and the unaudited historical financial statements for the period from January 1, 1996 to September 30, 1996 for JDS, (iii) the audited historical financial statements for the Company from November 26, 1996 to December 31, 1996, (iv) the audited historical financial statements for ABBA for the year ended December 31, 1996. The unaudited condensed consolidated pro forma statements of operations referred to above may not be indicative of actual results that would have been achieved if the Transactions had occurred on the dates indicated or the results that may be realized in the future. The unaudited condensed consolidated pro forma financial statements contain adjustments which are directly attributable to the Transactions.

The unaudited condensed consolidated pro forma statements of operations above do not include any adjustments related to decreased manufacturing costs which have been negotiated for production subsequent to the acquisition of ABBA, or other potential selling, general and administrative expense synergies exclusive to the ABBA acquisition.

            Unaudited Condensed Consolidated Pro Forma Balance Sheet
                              As of March 31, 1997

                                                                                 Proforma        Proforma
                                             STC         ABBA       Combined    Adjustments      Combined
                                         -----------  ----------  -----------  ------------     -----------
ASSETS

Cash and Cash Equivalents                $ 2,294,000  $  475,000  $ 2,769,000  $ 21,490,000 [2]
                                                                                (20,905,000)[1] $ 3,354,000
Accounts Receivable, net                   4,171,000   1,064,000    5,235,000                     5,235,000
Inventory                                  3,378,000   1,683,000    5,061,000                     5,061,000
Other Current Assets                         435,000      72,000      507,000                       507,000
                                         -----------  ----------  -----------  ------------     -----------
     Total Current Assets                 10,278,000   3,294,000   13,572,000       585,000      14,157,000
Property and Equipment, net                1,196,000     217,000    1,413,000                     1,413,000
Other Assets                                      --      24,000       24,000     2,170,000 [2]   2,194,000
Goodwill                                  22,214,000          --   22,214,000    19,662,000 [1]  41,876,000
                                         -----------  ----------  -----------  ------------     -----------
TOTAL ASSETS                              33,688,000   3,535,000   37,223,000    22,417,000      59,640,000
                                         -----------  ----------  -----------  ------------     -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable and Accrued Expenses      4,906,000   1,045,000    5,951,000       240,000 [2]
                                                                                    620,000 [1]   6,811,000
Income Taxes Payable                              --     306,000      306,000            --         306,000
Current Portion Debt                         130,000      70,000      200,000     1,600,000 [2]   1,800,000
                                         -----------  ----------  -----------  ------------     -----------
     Total Current Liabilities             5,036,000   1,421,000    6,457,000     2,460,000       8,917,000
Long Term Debt                             2,290,000          --    2,290,000    21,400,000 [2]
                                                                                   (475,000)[1]  23,215,000
Other LongTerm Liabilites                         --          --           --       700,000 [1]     700,000
Deferred Income Taxes Payable                     --      26,000       26,000            --          26,000
                                         -----------  ----------  -----------  ------------     -----------
TOTAL LIABILITIES                          7,326,000   1,447,000    8,773,000    24,085,000      32,858,000
                                         -----------  ----------  -----------  ------------     -----------
Common Stock                                   1,000     360,000      361,000      (360,000)[1]       1,000
Additional Paid in Capital                27,446,000          --   27,446,000       420,000 [2]  27,866,000
Retained Earnings                            715,000   1,728,000    2,443,000    (1,728,000)[1]     715,000
Treasury Stock                            (1,800,000)         --   (1,800,000)           --      (1,800,000)
                                         -----------  ----------  -----------  ------------     -----------
Total Stockholders' Equity                26,362,000   2,088,000   28,450,000    (1,668,000)     26,782,000
                                         -----------  ----------  -----------  ------------     -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY $33,688,000  $3,535,000  $37,223,000  $ 22,417,000     $59,640,000
                                         ===========  ==========  ===========  ============     ===========

[1] Reflects purchase of ABBA including the recordation and payment of acquisition related expenses, the payoff of certain obligations of STC, and the allocation of the preliminary purchase price to the net assets of ABBA.

[2] Reflects issuance of $23 million of debt in the financing transaction, net of related debt issuance costs.

       Unaudited Condensed Consolidated Pro Forma Statement of Operations
                   For the Three Months Ended March 31, 1997

                                                                          Proforma     Proforma
                                        STC        ABBA       Combined   Adjustments   Combined
                                    ----------  ----------  ----------   -----------  -----------
Net Sales                           $7,479,000  $3,150,000  $10,629,000               $10,629,000
Cost of Sales                        3,234,000   1,519,000    4,753,000                 4,753,000
                                    ----------  ----------  -----------  ---------    -----------
 Gross Profit                        4,245,000   1,631,000    5,876,000                 5,876,000

Selling, General & Administrative
  Expenses                           2,398,000   1,351,000    3,749,000    196,000 [1]
                                                                          (200,000)[3]  3,745,000
                                    ----------  ----------  -----------  ---------     ----------
Income (loss) from Operations        1,847,000     280,000    2,127,000      4,000      2,131,000

Interest Expense and Other, net         60,000          --       60,000    680,000 [2]    740,000
                                    ----------  ----------  -----------  ---------     ----------
Income (loss) before Income Taxes    1,787,000     280,000    2,067,000   (676,000)     1,391,000

Provision for Income Taxes             733,000     115,000      848,000   (213,000)[4]    635,000
                                    ----------  ----------  -----------  ---------     ----------
   NET INCOME                       $1,054,000  $  165,000  $ 1,219,000   (463,000)    $  756,000
                                    ==========  ==========  ===========  =========     ==========
PRO FORMA EARNINGS PER SHARE                                                           $     0.18
                                                                                       ==========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING                        4,116,536
                                                                                       ==========

[1]  Reflects amortization of goodwill over 25 years.

[2]  Reflects interest expense incurred related to the financing transaction.

[3] Reflects the elimination of compensation paid to former shareholders not continuing with the combined companies.

[4] Reflects the the provision for income taxes based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the ABBA acquisition which is not deductible for income tax reporting purposes.

       Unaudited Condensed Consoldiated Pro Forma Statement of Operations for the Twelve Months Ended December 31, 1996

                                                                        Body
                                                Gena        JDS        Drench       KII         STC        Combined
                                             ----------- ----------  ----------  ----------  ----------  -----------
Net Sales                                    $8,059,000  $2,948,000  $9,643,000  $1,248,000  $1,084,000  $22,982,000
Cost of Sales                                 4,796,000   1,259,000   5,867,000     586,000     570,000   13,078,000
                                             ----------  ----------  ----------  ----------  ----------  -----------
   Gross Profit                               3,263,000   1,689,000   3,776,000     662,000     514,000    9,904,000

Selling, General & Administrative Expenses    2,577,000   1,495,000   4,005,000     591,000     737,000    9,405,000


                                             ----------  ----------   ----------  ---------- ----------  -----------
Income from Operations                          686,000     194,000    (229,000)     71,000    (223,000)     499,000

Interest Expense and Other, net                  21,000       1,000          --      74,000       1,000       97,000
                                             ----------  ----------  ----------  ----------  ----------  -----------
Income Before Provision for Income Taxes        665,000     193,000    (229,000)     (3,000)   (224,000)     402,000

Provision (Benefit) for Income Taxes                 --          --     (92,000)         --     (72,000)    (164,000)
                                             ----------  ----------  ----------  ----------  ----------  -----------
 NET INCOME                                  $  665,000  $  193,000  $ (137,000) $   (3,000) $ (152,000) $   566,000
                                             ==========  ==========  ==========  ==========  ==========  ===========
PRO FORMA EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING

                                                            STC                   STC and                 STC and ABBA
                                            Proforma      Proforma                  ABBA      Proforma      Proforma
                                           Adjustments    Combined       ABBA     Combined   Adjustments    Combined
                                           -----------   ----------- ----------- ----------- -----------   -----------
Net Sales                                                $22,982,000 $10,603,000 $33,585,000               $33,585,000
Cost of Sales                                             13,078,000   5,013,000  18,091,000                18,091,000
                                           -----------   ----------- ----------- ----------- ----------    -----------
   Gross Profit                                            9,904,000   5,590,000  15,494,000                15,494,000

Selling, General & Administrative Expenses (1,490,000)[1]
                                              876,000 [2] 8,791,000    4,880,000  13,671,000 (1,131,000)[5]
                                                                                                786,000 [2] 13,326,000
                                           ----------    ----------  ----------- ----------- ----------    -----------
Income from Operations                        614,000     1,113,000      710,000   1,823,000    345,000      2,168,000

Interest Expense and Other, net               (11,000)[4]    86,000        1,000      87,000  2,809,000 [3]  2,896,000
                                           ----------    ----------  ----------- ----------- ----------    -----------
Income Before Provision for Income Taxes      625,000     1,027,000      709,000   1,736,000 (2,464,000)      (728,000)

Provision (Benefit) for Income Taxes          585,000 [6]   421,000      291,000     712,000   (689,000)[7]     23,000
                                           ----------    ----------  ----------- ----------- ----------    -----------
 NET INCOME                                    40,000    $  606,000  $   418,000 $ 1,024,000 (1,775,000)   $  (751,000)
                                           ==========    ==========  =========== =========== ==========    ===========
PRO FORMA EARNINGS PER SHARE                                                                               $     (0.20)
                                                                                                           ===========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING                                             3,769,854
                                                                                                           ===========

[1] Reflects the elimination of salaries and benefits of specific individuals not continuing with the combined companies.
[2]  Reflects the amortization of goodwill over 25 years.
[3] Reflects interest expense incurred related to the financing transaction. [4] Reflects the interest cost from the seller carryback financing, net of interest expense eliminated from Body Drench.
[5] Reflects the elimination of compensation paid to former shareholders not continuing with the combined companies.
[6] Reflects the the provision for income taxes based on applying the statutory income tax rates of each company.
[7] Reflects the the provision for income taxes based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the ABBA acquisition which is not deductible for income tax reporting purposes.

(c) EXHIBITS.

    Exhibit No.                       Description Of Exhibit
    -----------                       ----------------------

      10.18 Stock Purchase Agreement dated as of June 25, 1997 among Styling Technology Corporation; James Markham; Daniel Genis and Arline Genis, Co-Trustees of the 1992 Genis Family Revocable Trust dated February 28, 1992; Arthur Benfield Bush, Arthur Benfield Bush and Gina L. Bush, Trustees of the Alan and Gina Bush Charitable Remainder Unitrust #1, dated June 1, 1997; Arthur Benfield Bush and Gina L. Bush, Trustees of the Alan and Gina Bush Remainder Unitrust #2, dated June 1, 1997; Yoram Fishman, Trustee of the Yoram Fishman Living Trust, dated May 18, 1987, and Yuri Levi, Trustee of the Yoram Fishman Charitable Remainder Trust dated May 30, 1997. (1)

      10.19 Credit Agreement dated as of June 25, 1997 among Styling Technology Corporation and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.
               (1)

      (1) Incorporated by reference to the Registrant's Report on Form 8-K as filed on July 10, 1997.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 1997                      STYLING TECHNOLOGY CORPORATION

                                   By: /s/ Richard R. Ross
                                      -----------------------------
                                           Richard R. Ross
                                           Chief Financial Officer, Secretary,
                                            and Treasurer